Exhibit 99.1

FOR IMMEDIATE RELEASE Contacts: Morris S. Young Chief Executive Officer (510) 683-5900 Leslie Green Green Communications Consulting, LLC (650) 312-9060

AXT, Inc. Announces Fourth Quarter and Fiscal 2013 Financial Results

FREMONT, Calif., Feb. 25, 2014 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the fourth quarter ended Dec. 31, 2013.

Fourth Quarter 2013 Results
Revenue for the fourth quarter of 2013 was $18.6 million compared with $20.5 million in the third quarter of 2013. Total gallium arsenide (GaAs) substrate revenue was $8.9 million for the fourth quarter of 2013, compared with $9.0 million in the third quarter of 2013. Indium phosphide (InP) substrate revenue was $1.8 million for the fourth quarter of 2013, compared with $1.4 million in the third quarter of 2013.  Germanium (Ge) substrate revenue was $3.6 million for the fourth quarter of 2013, compared with $5.5 million in the third quarter of 2013.   Raw materials sales were $4.3 million for the fourth quarter of 2013, compared with $4.6 million in the third quarter of 2013.

Gross margin was 15.1 percent of revenue for the fourth quarter of 2013, compared with 11.9 percent of revenue in the third quarter of 2013.

Operating expenses were $4.4 million in the fourth quarter of 2013, compared with $5.1 million in the third quarter of 2013.

Loss from operations for the fourth quarter of 2013 was $1.2 million compared with a loss from operations of $2.6 million in the third quarter of 2013.

Net interest and other income for the fourth quarter was $293,000, which was primarily attributable to $278,000 from equity earnings of the company’s unconsolidated joint ventures, and $272,000 from interest income, partially offset by $289,000 foreign exchange losses. This compares with net interest and other income of $354,000 in the third quarter, which was mainly attributable to $346,000 equity earnings of our unconsolidated joint ventures, partially offset by $67,000 foreign exchange losses.

Net loss in the fourth quarter of 2013 was $1.2 million or $0.04 per diluted share compared with net loss of $2.3 million or $0.07 per diluted share in the third quarter of 2013.

AXT, Inc. 4281 Technology Drive Fremont, CA 94538 Tel: 510.683.5900 Fax: 510.353.0668 www.axt.com.

AXT, Inc. Announces Fourth Quarter and Fiscal Year 2013 Results
Feb. 25, 2014

Fiscal Year 2013 Results
Revenue for fiscal year 2013 was $85.3 million, down from $88.4 million in fiscal year 2012. Gross margin for fiscal year 2013 was 13.9 percent of revenue compared with 28.1 percent of revenue for fiscal year 2012.

Net loss for fiscal year 2013 was $8.0 million or $0.25 per share compared with net income of $3.1 million or $0.09 per diluted share for fiscal year 2012.

Management Qualitative Comments
“Our fiscal year 2013 was among our most difficult years, with a significant technology transition, market consolidation and customer-specific technical issues.” said Morris Young, chief executive officer. “We are now focusing our efforts on growing our market presence in strategic areas, and leveraging our low-cost manufacturing as a competitive advantage.  In the meantime, we are sizing our operations to be more in line with the demand environment and are implementing a number of programs to improve our gross margins and lower our operating expenses.  We continue to focus on cash management and are committed to driving increasing value for our shareholders.”

Conference Call
The company will also host a conference call to discuss these results on Feb. 25, 2014 at 1:30 p.m. PT. The conference call can be accessed at (719) 325-2455 (passcode 9920007). The call will also be simulcast on the Internet at www.axt.com. Replays will be available at (719) 457-0820 (passcode 9920007) until March 3, 2014. Financial and statistical information to be discussed in the call will be available on the company’s website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company’s Investor Relations Department at (510) 683-5900.

AXT will provide highlights of its fourth quarter results on today’s conference call, but investors can find the full financial summary on the investor relations portion of the company’s website at www.axt.com.

About AXT, Inc.
AXT designs, develops, manufactures and distributes high-performance compound and single element semiconductor substrates comprising gallium arsenide (GaAs), indium phosphide (InP) and germanium (Ge) through its manufacturing facilities in Beijing, China.  In addition, AXT maintains its sales, administration and customer service functions at its headquarters in Fremont, California.  The company’s substrate products are used primarily in lighting display applications, wireless communications, fiber optic communications and solar cell. Its vertical gradient freeze (VGF) technique for manufacturing semiconductor substrates provides significant benefits over other methods and enabled AXT to become a leading manufacturer of such substrates. AXT has manufacturing facilities in China and invests in joint ventures in China producing raw materials. For more information, see AXT’s website at http://www.axt.com.

AXT, Inc. Announces Fourth Quarter and Fiscal Year 2013 Results
Feb. 25, 2014

Safe Harbor Statement
The foregoing paragraphs contain forward-looking statements within the meaning of the Federal Securities laws, including statements regarding the market demand for our products, our market opportunity, our business planning and management approach and our expectations with respect to our business prospects. These forward-looking statements are based upon specific assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: overall conditions in the markets in which the company competes; global financial conditions and uncertainties; market acceptance and demand for the company’s products; the impact of factory closures or other events causing delays by our customers on the timing of sales of our products; and other factors as set forth in the company’s annual report on Form 10-K and other filings made with the Securities and Exchange Commission.  Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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FINANCIAL TABLES TO FOLLOW

AXT, Inc. Announces Fourth Quarter and Fiscal Year 2013 Results
Feb. 25, 2014

AXT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Revenue	$18,603	$18,927	$85,335	$88,374
Cost of revenue	15,790	15,243	73,507	63,522
Gross profit	2,813	3,684	11,828	24,852

Operating expenses:
Selling, general and administrative	3,631	3,710	16,066	15,419
Research and development	797	875	3,424	3,468
Total operating expenses	4,428	4,585	19,490	18,887
Income (loss) from operations	(1,615)	(901)	(7,662)	5,965
Interest income, net	272	316	408	518
Equity in earnings of unconsolidated joint ventures	278	495	1,377	1,281
Other income (expense), net	(257)	(289)	(748)	(761)

Income (loss) before provision for income taxes	(1,322)	(379)	(6,625)	7,003
Provision for (benefit from) income taxes	(134)	294	188	853
Net income (loss)	(1,188)	(673)	(6,813)	6,150

Less: Net income (loss) attributable to noncontrolling interest	(40)	(83)	(1,145)	(3,040)
Net income (loss) attributable to AXT, Inc.	$(1,228)	$(756)	$(7,958)	$3,110

Net income (loss) attributable to AXT, Inc. per common share:
Basic	$(0.04)	$(0.02)	$(0.25)	$0.09
Diluted	$(0.04)	$(0.02)	$(0.25)	$0.09

Weighted average number of common shares outstanding:
Basic	32,628	32,220	32,700	32,144
Diluted	32,628	32,220	32,700	32,865

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AXT, Inc. Announces Fourth Quarter and Fiscal Year 2013 Results
Feb. 25, 2014

AXT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31,	December 31,
	2013	2012
Assets:
Current assets
Cash and cash equivalents	$24,961	$30,634
Short-term investments	12,499	10,270
Accounts receivable, net	14,943	17,912
Inventories	39,127	40,352
Related party notes receivable - current	0	2,036
Prepaid expenses and other current assets	8,010	5,268
Total current assets	99,540	106,472

Long-term investments	10,145	9,191
Property, plant and equipment, net	37,621	37,235
Related party notes receivable - long-term	1,715	416
Other assets	14,801	14,275

Total assets	$163,822	$167,589

Liabilities and stockholders' equity:
Current liabilities
Accounts payable	$8,140	$5,894
Accrued liabilities	7,286	7,202
Total current liabilities	15,426	13,096

Long-term portion of royalty payments	2,525	3,325
Other long-term liabilities	325	254
Total liabilities	18,276	16,675

Stockholders' equity:
Preferred stock	3,532	3,532
Common stock	32	32
Additional paid-in capital	194,156	193,063
Accumulated deficit	(67,005)	(59,047)
Accumulated other comprehensive income	8,953	6,033
Total AXT, Inc. stockholders' equity	139,668	143,613

Noncontrolling interest	5,878	7,301
Total stockholders' equity	145,546	150,914

Total liabilities and stockholders' equity	$163,822	$167,589